Exhibit 99

Family Dollar Fourth Quarter Comparable Store Sales Increase 1.0%

Company Reaffirms Fourth Quarter Earnings Guidance

MATTHEWS, N.C.--(BUSINESS WIRE)--September 3, 2009--Family Dollar Stores, Inc. (NYSE: FDO) reported that net sales for the fourth quarter ended August 29, 2009, increased 2.6% to approximately $1.811 billion compared with $1.766 billion for the fourth quarter ended August 30, 2008. Comparable store sales for the fourth quarter increased 1.0%. The Company had 6,655 stores as of August 29, 2009, including 32 new stores opened during the quarter.

“As expected, our fourth quarter sales results were impacted as we anniversaried the effect of last year’s stimulus package. In addition, this quarter we continued our aggressive pace of investments, and re-aligned space in approximately half our chain,” said Howard Levine, Chairman and CEO. “Although the repositioning of categories to create better merchandise adjacencies and expand our selection of consumables resulted in some temporary disruption, customers are responding well to the improved shopping experience. We are pleased with the progress we have made and believe that these changes position us well for continued growth in fiscal 2010.”

	Net Sales (millions)	Comparable Store Sales Change
Fourth Quarter	$1,811.4	1.0%
Fiscal 2009	$7,400.6	4.0%

Fourth Quarter Earnings Outlook

Reflecting sales results for the fourth quarter, the Company continues to expect that earnings per diluted share for the fourth quarter of fiscal 2009 will be between $0.39 and $0.43. The Company plans to report fourth quarter financial results on October 7, 2009, before the market opens.

Cautionary Statements

Certain statements contained in this press release are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements address certain plans, activities or events which the Company expects will or may occur in the future and relate to, among other things, the state of the economy, revenue growth, performance of the Company’s initiatives and earnings per diluted share. Various risks, uncertainties and other factors could cause actual results to differ materially from those expressed in any forward-looking statement. Consequently, all of the forward-looking statements made by the Company in this and in other documents or statements are qualified by factors, risks and uncertainties, including, but not limited to, those set forth under the headings titled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission up to the date of this release.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not undertake to publicly update or revise these forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized, except as may be required by law.

Fourth Quarter Earnings Conference Call Information

The Company plans to host a conference call with investors on October 7, 2009, at 10:00 A.M. EDT to discuss the results. If you wish to participate, please call (800) 857-5160 for domestic US calls and (312) 470-7174 for international calls at least 10 minutes before the call is scheduled to begin. The passcode for the conference call is FAMILY DOLLAR.

There will also be a live webcast of the conference call that can be accessed at the following link:

http://www.familydollar.com/investors.aspx?p=irhome.

A replay of the webcast will be available at the same address noted above after 2:00 P.M. EDT, October 7, 2009.

About Family Dollar

Beginning with one store in 1959 in Charlotte, North Carolina, the Company currently operates more than 6,600 stores in 44 states. Family Dollar Stores, Inc., a Fortune 500 company, is based in Matthews, North Carolina, just outside of Charlotte and is a publicly held company with common stock traded on the New York Stock Exchange under the symbol FDO. For more information, please visit www.familydollar.com.

CONTACT:
Family Dollar Stores, Inc.
Investor Contact:
Kiley F. Rawlins, CFA, 704-849-7496
krawlins@familydollar.com
or
Media Contact:
Josh Braverman, 704-814-3447
jbraverman@familydollar.com